Share Pledge Agreement

This Agreement is executed by:

(1) Pledgeor (hereinafter referred to as Party A): Huakang Zhou, an US citizen with social security number of ###-##-####;

(2) Pledgee (hereinafter referred to as Party B): Consists of all of the former members (the “Members”) of Jilin Dongsheng Weiye Science and Technology Co., Ltd. (hereinafter referred to as Jilin Company), and enterprise incorporated and existing within the territory of PRC in accordance with the law of PRC, the registration number of its legal valid business license is 2200732568080 and its legal registered address is 0-800 Jifong Highway, Jiangnan Blvd., Jilin, Jilin Province, PRC. The Members are as follows: Aidong Yu, Dandan Yu, Chunxiao Zou, Yanjun Huang, Yuliang Xie, Yanping Yu, Qiang Sui, Aiping Yu, and Yunxiao Zou.

On the 8th Day of November, 2006, in Jilin, China.

Whereas:

1. Party A consists of the sole shareholder of American Sunrise International, Inc (hereinafter referred to as ASI Company), which is a wholly foreign-owned enterprise incorporated in the State of Delaware, the registration number of its legal valid business license is Delaware file number 41664-91 and its legal registered address is 18 Kimberly Court, East Hanover, New Jersey 07936. Party A legally holds all of the common and preferred shares of ASI Company (the “Equity Shares”).

2. Party B consists of the Former Members of Jilin Dongsheng Weiye Science and Technology Co., Ltd. an enterprise incorporated and existing within the territory of PRC in accordance with the law of PRC, the registration number of its legal valid business license is 2200732568080 and its legal registered address is 0-800 Jifong Highway, Jiangnan Blvd., Jilin, Jilin Province, PRC. The Members are as follows: Aidong Yu, Dandan Yu, Chunxiao Zou, Yanjun Huang, Yuliang Xie, Yanping Yu, Qiang Sui, Aiping Yu, and Yunxiao Zou. Jilin Company is now a wholly owned subsidiary of ASI Company.

4. Party B intends to acquire all of the equity interests of Paperclip Software, Inc., a Delaware Corporation (“PSI”) by exchanging his shares of ASI Company for all issued and outstanding shares of PSI. Prior to the completion of such acquisition, Party A agreed to sell the equity interests of PSI to Party B. In addition, Party A agreed to entrust the management and operation of PSI Company to Party B. In order to protect the interests of Party B, Party A agrees to pledge the 100% interest of PSI they own to Party B.

5. Party B accepts the pledge of these shares by Party A.

Therefore, in accordance with applicable laws and regulations of the People's Republic of China, the Parties hereto reach this Agreement through friendly negotiation in the principle of equality and mutual benefit and abide by.

Article 1 Guaranteed Obligations

The shares are being pledged to guarantee all of the rights and interests Party A is entitled to under all the agreements by and among Party A and Party B.

Article 2 Pledged Properties

Party A pledges the Equity Shares to Party B in the following proportion:

	Common Shares	Preferred Shares
Aidong Yu	9746847	946275
Dandan Yu	919799	89298
Chunxiao Zou	919799	89298
Yanjun Huang	551880	53579
Yuliang Xie	551880	53579
Yanping Yu	551880	53579
Qiang Sui	551880	53579
Aiping Yu	551880	53579
Yunxiao Zou	367919	35719

Article 3 Scope of Guaranteed Obligations

The scope of the guaranteed obligations is all rights and interests Party A is entitled to in accordance with all the agreements signed by and among Party A and Party B.

Article 4 Pledge Procedure and Registration

Party A shall, within 10 days after the date of this Agreement, process the registration procedures with Jilin Administration for Industry and Commerce concerning the pledged membership interests.

Article 5 Transfer of Pledged Shares

Party A shall not transfer any of the pledged shares without the permission of Party B during the term of this agreement.

Article 6 Effectiveness, Modification and Termination

6.1 This Agreement shall go into effect when it is signed by the authorized representatives of the Parties with seals affixed.
6.2 Upon the effectiveness of this Agreement and unless otherwise agreed upon by the parties hereto, neither party may modify or terminate this Agreement. Any modification or termination shall be in writing after both parties' consultations. The provisions of this Agreement remain binding on both parties prior to any written agreement on modification or termination.

Article 7 Governing Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of the PRC.

Article 8 Liability for Breach of Agreement

Upon the effectiveness of this Agreement, the Parties hereto shall perform their respective obligations under the Agreement. Any failure to perform the obligations stipulated in the Agreement, in part or in whole, shall be deemed a breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of the breach.

Article 9 Settlement of Dispute

The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to the China International Economic and Trade Arbitration Commission (the "CIETAC") in accordance with its rules. The arbitration shall take place in Beijing. The arbitration award shall be final, conclusive and binding upon both parties.

Article 10 Severability

10.1 Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

10.2 In the event of the foregoing paragraph, the parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 11 Miscellaneous

11.1 The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation of the provisions of this Agreement.

11.2 The Agreement shall be executed in five copies, both in Chinese and English. Either party holds one Chinese and one English original, and the remaining shall be kept for completing relevant procedures. Each copy shall have equal legal force. In the event of any conflict between the two versions, the Chinese version shall prevail.

11.3 In witness hereof, the Parties hereto have executed this Agreement on the date described in the first page.

[No Text Below, Signature Page Only]

Party A:

_______________________
 Huakang Zhou (signature)

Party B: the Members of Jilin Dongsheng Weiye Science and Technology Co., Ltd.

_______________________
Aidong Yu (signature)

_______________________
Dandan Yu (signature)

_______________________
 Chunxiao Zou (signature)

_______________________
 Yanjun Huang (signature)

_______________________
Yuliang Xie (signature)

_______________________
 Yanping Yu (signature)

_______________________
 Qiang Sui (signature)

_______________________
 Aiping Yu (signature)

________________________
 Yunxiao Zou (signature)

__________________________
Authorized representative: Aidong Yu
(signature)